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                                                                        EX-24


                                              POWER OF ATTORNEY





             KNOW ALL MEN BY THESE PRESENTS that each of the undersigned members of the committee of the American Commercial Lines, Inc. Thrift Plan, which is to file with the Securities and Exchange Commission, Washington, D.C., a Form 11-K (Annual Report) under the Securities Exchange Act of 1934, hereby constitutes and appoints Gregory R. Weber his true and lawful attorney-in-fact and agent, for him and in his name, place and stead to sign said Form 11-K, and any and all amendments thereto, with power where appropriate to file said Form 11-K, and any and all other documents in connection therewith, with the Securities and Exchange Commission, hereby granting unto said attorney-in-fact and agent full power and authority to do and perform any and all acts and things requisite and necessary to be done in and about the premises as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or either of them, may lawfully do or cause to be done by virtue hereof.

             IN WITNESS WHEREOF, the undersigned have hereunto set their hands this 17th day of June, 1994.




/s/ F. J. HAENDIGES
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F. J. Haendiges



/s/ E. W. HERDE
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E. W. Herde



/s/ L. J. WEAS
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L. J. Weas



/s/ J. J. WOLFF
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J. J. Wolff



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